Exhibit 99.1

Inphi Corporation Reports 16% Sequential and 73% Year-over-Year Revenue Growth in Q1, 2017

(from continuing operations)

Ramping ColorZTM capacity to keep pace with data center demand

       China Long Haul/Metro pauses, resulting in 6-14% sequential guide down for Q2

SANTA CLARA, Calif., May 2, 2017 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its first quarter ended March 31, 2017.

GAAP Results

Revenue from continuing operations in the first quarter of 2017 was $93.6 million on a U.S. generally accepted accounting principles (GAAP) basis, up 16% sequentially from $80.9 million in the fourth quarter of 2016 and up 73% year-over-year, compared with $54.1 million in the first quarter of 2016. This revenue growth reflects an increase in demand for Inphi linear transimpedance amplifiers, linear driver products, ColorZ inter-data center solutions, and coherent DSP from the ClariPhy acquisition.

Gross margin from continuing operations under GAAP in the first quarter of 2017 was 57.2%, compared with 68.3% in the first quarter of 2016. The decrease in gross margin was primarily due to amortization of acquired intangibles, amortization of inventory step up fair value related to the acquisition of ClariPhy and change in the product mix.

GAAP loss from continuing operations in the first quarter of 2017 was $4.5 million or (4.8%) of revenue from continuing operations, compared to GAAP income from continuing operations in the first quarter of 2016 of $2.2 million or 4.1% of revenue from continuing operations.

GAAP net loss for the first quarter of 2017 was $11.3 million, or ($0.27) per diluted common share, compared with almost break-even in the first quarter of 2016.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share from continuing operations in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share from continuing operations, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin from continuing operations on a non-GAAP basis in the first quarter of 2017 was 71.3%, compared to 74.9% in the first quarter of 2016. The decrease was largely due to change in product mix, specifically a significant increase in packaged linear drivers.

Non-GAAP income from continuing operations in the first quarter of 2017 was $21.6 million, or 23.1% of revenue from continuing operations, compared with $13.2 million, or 24.3% of revenue from continuing operations in the first quarter of 2016.

Non-GAAP net income from continuing operations in the first quarter of 2017 was $19.5 million, or $0.44 per diluted common share. This compares with non-GAAP net income from continuing operations of $11.3 million, or $0.26 per diluted common share in the first quarter of 2016.

“We are pleased with Q1 results as we continued to grow market share for linear drivers, and ramped ColorZ ahead of plan. For Q2, ColorZ will continue to ramp and we are now engaged in system validation with a second large customer,” said Ford Tamer, president and CEO of Inphi Corporation.

“However, Q2 revenue will be adversely impacted primarily by inventory accumulation in China Long Haul and Metro, which represents 40% of worldwide optical communications demand. We are confident in the growth opportunities for Inphi in 2017 and 2018, in the long haul, metro and inter- and intra-data center markets, because of our product positioning with leading customers and growing market share,” he said.

Business Outlook

The following statements are based on the Company’s current expectations for the second quarter of 2017. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue is expected to decrease 6% to 14% sequentially in Q2 2017, in the range of $80.0 million to $88.0 million.
●	GAAP - based gross margin is expected to be approximately 53.0% to 55.8%.
●	Non-GAAP gross margin is expected to be approximately 69.5% to 70.5%.
●	Stock-based compensation expense is expected to be in the range of $11.8 million to $12.0 million.
●

GAAP results are expected to be a net loss in a range between a net loss of $22.8 million to a net loss of $28.7 million, or ($0.54) – ($0.68) per diluted share, based on 42.2 million estimated basic shares outstanding.

●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles and inventory step up fair value related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $12.0 million to $17.4 million, or $0.27- $0.39 per diluted share, based on 44.2 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the first quarter 2017 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 8293941. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the first quarter of 2017 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2017, including with respect to the second quarter of 2017, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities in 2017 and 2018, including in the long haul, metro and inter- and intra-data center markets; the Company’s plans regarding ColorZ; the impact of inventory accumulation on Q2 revenue; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2016, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$93,584	$54,091
Cost of revenue	40,071	17,121

Gross margin	53,513	36,970

Operating expenses:
Research and development	40,288	23,987
Sales and marketing	10,941	5,785
General and administrative	6,795	4,957

Total operating expenses	58,024	34,729

Income (loss) from continuing operations	(4,511)	2,241

Interest expense, net of other income	(6,310)	(2,663)

Loss from continuing operations before income taxes	(10,821)	(422)
Provision (benefit) for income taxes	452	(332)

Net loss from continuing operations	(11,273)	(90)
Net income from discontinued operations, net of tax	-	310
Net income (loss)	$(11,273)	$220

Earnings per share:
Basic
Net loss from continuing operations	$(0.27)	$-
Net income from discontinued operations	-	0.01
	$(0.27)	$0.01
Diluted
Net loss from continuing operations	$(0.27)	$-
Net income from discontinued operations	-	0.01
	$(0.27)	$0.01

Weighted-average shares used in computing earnings per share:
Basic	41,570,629	39,758,201
Diluted	41,570,629	43,421,314

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended March 31,
	2017	2016
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$561	$335
Research and development	5,915	3,714
Sales and marketing	1,682	776
General and administrative	1,072	1,173
Discontinued operations	-	954

	$9,230	$6,952

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$167,559	$144,867
Short-term investments in marketable securities	225,680	249,476
Accounts receivable, net	52,682	49,999
Inventories	32,273	32,039
Prepaid expenses and other current assets	20,735	23,139
Total current assets	498,929	499,520

Property and equipment, net	49,370	44,471
Goodwill	105,077	105,077
Identifiable intangible assets	314,138	327,063
Other noncurrent assets	12,593	14,464
Total assets	$980,107	$990,595

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$15,377	$14,039
Accrued expenses and other current liabilities	39,424	48,601
Deferred revenue	4,235	3,630

Total current liabilities	59,036	66,270

Convertible debt	402,752	396,857
Other liabilities	60,898	64,944
Total liabilities	522,686	528,071

Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	467,088	459,928
Retained earnings (accumulated deficit) (1)	(10,514)	1,976
Accumulated other comprehensive income	805	579
Total stockholders’ equity	457,421	462,524

Total liabilities and stockholders’ equity	$980,107	$990,595

(1) The accumulated deficit in 2017 includes the cumulative effect of accounting change of $1,217.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, non-cash interest expense related to convertible debt, indirect expenses associated with discontinued operations and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017		2016
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$53,513		$36,970
Adjustments to GAAP gross margin:
Stock-based compensation	561	(a)	335	(a)
Acquisition related expenses	59	(b)	47	(b)
Amortization of inventory step-up	5,317	(c)	241	(c)
Amortization of intangibles	7,250	(d)	2,875	(d)
Depreciation on step-up values of fixed assets	16	(e)	22	(e)
Non-GAAP gross margin	$66,716		$40,490

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$40,288		$23,987
Adjustments to GAAP research and development:
Stock-based compensation	(5,915	)(a)	(3,714	)(a)
Acquisition related expenses	(670	)(b)	(368	)(b)
Depreciation on step-up values of fixed assets	(154	)(e)	(56	)(e)
Indirect expenses associated with discontinued operations	-		(816	)(f)
Non-GAAP research and development	$33,549		$19,033

GAAP sales and marketing	$10,941		$5,785
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,682	)(a)	(776	)(a)
Acquisition related expenses	(235	)(b)	(193	)(b)
Amortization of intangibles	(2,431	)(d)	(204	)(d)
Depreciation on step-up values of fixed assets	(29	)(e)	(21	)(e)
Non-GAAP sales and marketing	$6,564		$4,591

GAAP general and administrative	$6,795		$4,957
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,072	)(a)	(1,173	)(a)
Acquisition related expenses	(722	)(b)	(37	)(b)
Amortization of intangibles	(116	)(d)	(46	)(d)
Depreciation on step-up values of fixed assets	69	(e)	(2	)(e)
Non-GAAP general and administrative	$4,954		$3,699
Non-GAAP total operating expenses	$45,067		$27,323
Non-GAAP income from operations	$21,649		$13,167

GAAP net loss to Non-GAAP net income
GAAP net loss from continuing operations	$(11,273)		$(90)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	9,230	(a)	5,998	(a)
Acquisition related expenses	1,685	(b)	645	(b)
Amortization of inventory fair value step-up	5,317	(c)	241	(c)
Amortization of intangibles related to purchase price	9,797	(d)	3,125	(d)
Depreciation on step-up values of fixed assets	131	(e)	101	(e)
Indirect expenses associated with discontinued operations	-		816	(f)
Loss on retirement of certain property and equipment from ClariPhy acquisition	44	(g)	-
Accretion and amortization expense on convertible debt	5,895	(h)	2,378	(h)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(1,277	)(i)	(1,923	)(i)
Non-GAAP net income	$19,549		$11,291

Shares used in computing non-GAAP basic earnings per share	41,570,629		39,758,201

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	45,685,636		43,421,314
Offsetting shares from call option	802,021		-
Shares used in computing non-GAAP diluted earnings per share	44,883,615		43,421,314

Non-GAAP earnings per share:
Basic	$0.47		$0.28
Diluted	$0.44		$0.26

GAAP gross margin as a % of revenue	57.2%		68.3%
Stock-based compensation	0.6%		0.6%
Amortization of inventory fair value step-up and intangibles	13.5%		6.0%
Non-GAAP gross margin as a % of revenue	71.3%		74.9%

(a)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisitions. The transition costs also include short-term cash retention bonus payments to Cortina and ClariPhy employees that were part of the purchase agreement when the Company acquired Cortina and ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects indirect expenses which includes engineering software tools and lease expenses associated with discontinued operations. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its continuing operating performance.

(g)

Reflects the loss on disposal of certain property and equipment from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -SECOND QUARTER 2017 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending June 30, 2017
	High	Low
Estimated GAAP net loss from continuing operations	$(22,800)	$(28,700)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	11,800	12,000
Amortization of intangibles and fair value step up on acquired inventories	15,000	15,200
Other acquisition and transition related expenses	625	675
Amortization of convertible debt interest cost	5,900	5,900
Tax effect of GAAP to non-GAAP adjustments	6,900	6,900
Estimated non-GAAP net income from continuing operations	$17,425	$11,975

Shares used in computing estimated non-GAAP diluted earnings per share	44,200,000	44,200,000

Estimated non-GAAP diluted earnings per share	$0.39	$0.27

Revenue from continuing operations	$88,000	$80,000

GAAP gross margin from continuing operations	$49,075	$42,433
as a % of revenue	55.8%	53.0%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	560	560
Inventory step up, fixed assets depreciation step up and acquistion related expenses	5,175	5,375
Amortization of intangibles	7,250	7,250
Estimated non-GAAP gross margin	$62,060	$55,618
as a % of revenue	70.5%	69.5%